CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 15, 2013, with respect to the Historical Summary of the GE Capital Portfolio included in this Current Report of American Realty Capital Properties, Inc. on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of American Realty Capital Properties, Inc. on Forms S-3 (File No. 333-182971, File No. 333-182972, and File No. 333-187240) and Form S-8 (File No. 333-176714).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

July 18, 2013